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               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 16,
1998

                        PATRIOT BANK CORP.
     (Exact name of registrant as specified in its charter)

        Delaware                   0-26744           23-2820537
(State or other jurisdiction     (Commission       (IRS Employer
      of incorporation)          File Number)       Ident. No.)

High and Hanover Streets, Pottstown Pennsylvania      19464
     (Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code (610) 323-1500

                               N/A
 (Former name or former address, if changed since last report.)

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Item 5.  Other Events.

     On September 16, 1998, Patriot Bank Corp. ("Patriot") entered into a definitive agreement (the "Agreement") to acquire all of the outstanding capital stock of Keystone Financial
Leasing, Inc. ("Keystone Leasing") from Keystone Bank, N.A.
Keystone Leasing is a small ticket equipment leasing company with approximately $40 million in assets at June 30, 1998.

     Under the terms of the Agreement, Patriot is to pay $6,585,000 in cash at the closing with additional cash to be paid in the future based on future revenues of Keystone Leasing. Patriot intends to merge Keystone Leasing into Patriot Commercial Leasing Company, a wholly owned subsidiary of Patriot Bank. The acquisition is subject to approval of various regulatory agencies and will be treated as a purchase for financial accounting purposes. It is anticipated that the transaction will close in the fourth quarter of 1998.

Item 7.  Financial Statements and Exhibits.

     (c)  Exhibits

          Exhibit 99.1 - Press Release of Patriot Bank Corp.
                         dated September 16, 1998 regarding
                         definitive agreement to acquire Keystone
                         Financial Leasing, Inc.
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                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   PATRIOT BANK CORP.

Dated:  September 28, 1998

                                   By/s/ Richard A. Elko
                                        Richard A. Elko
                                        Executive Vice President
                                        and Chief Financial
                                        Officer
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                          EXHIBIT INDEX

Exhibit Number

99.1      Press Release of Patriot Bank Corp. dated September 16,
          1998 regarding definitive agreement to acquire Keystone
          Financial Leasing, Inc.  <PAGE 4>